Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119829, 33-80871, 33-99148 and 33-98150) of Proliance International, Inc. of our report dated June 27, 2006 relating to the financial statements of the Proliance International, Inc. 401(k) Savings Plan, appearing in this Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Valhalla, NY

June 27, 2007

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